UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 21, 2008

ALDILA, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21872	13-3645590
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

14145 Danielson St., Ste. B, Poway, California		92064
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (858) 513-1801

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING INFORMATION Certain statements made in this Form 8-K, including any statements as to future results of operations and financial projections, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s expectations, estimates, projections and assumptions. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors. Additional information regarding these factors is contained in the company’s filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K and our Forms 10-Q and 8-K.

Item 7.01 Regulation FD Disclosure.

Aldila, Inc. today issued a press release in which it announced that it had been advised by NASDAQ that the ex-dividend date for its previously announced $5.00 per share special cash dividend will be March 11, 2008.  Shareholders of record as of February 25, 2008 desiring to receive the special dividend should therefore hold their Aldila shares through March 11, 2008.

Ex-dividend dates are established by the exchange on which the Company’s stock trades, which is the NASDAQ-Global Market.  The Company does not establish ex-dividend dates.

On February 11, 2008 the Company had announced that a $5.00 per share special cash dividend will be paid on March 10, 2008 to shareholders of record as of February 25, 2008.

The Company indicated it was making this announcement in response to questions it had received from shareholders.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 9.01.  Financial Statements and Exhibits

(d)   Exhibits.

Exhibit No.	Description

99.1	Press Release dated February 21, 2008.

Signatures

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALDILA, INC.

Dated: February 21, 2008	By: /s/ Robert J. Cierzan
Name: Robert J. Cierzan
	Title:	Vice President, Secretary
and Treasurer